419244-2

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE                     Contact:    Tim Quast
September 4, 2001                                     Investor Relations Manager
                                                      916-786-1799
                                                      t.quast@surewest.com

                            SUREWEST MOVES TO NASDAQ

(ROSEVILLE, CALIFORNIA) - The common stock of SureWest Communications (Nasdaq:SURW), formerly Roseville Communications Company, will begin trading on Nasdaq's National Market starting September 6, 2001. The company's common stock will trade under the ticker symbol "SURW," the same symbol used previously on the OTC Bulletin Board.

President and CEO Brian Strom sees several advantages for the company and its shareholders. "The new Nasdaq listing opens investment opportunities to investors who may be precluded by internal guidelines from purchasing OTC listed stocks. Equally important, listing on the Nasdaq National Market provides our many loyal shareholders, whose support enabled our growth, with the benefits of a nationally recognized stock market."

Strom continued, "Having our stock traded on a national market will increase the visibility of our company facilitating our future growth. When you look at the mid-size regional telecommunications market, SureWest is a very attractive company. Our success reflects the collective efforts of all the talented business professionals at SureWest Communications. It's their efforts that have allowed us to grow and diversify the company."

SureWest Communications is the premier provider of advanced communications products and services in Northern California's Sacramento region. Offering an array of telecommunications services, SureWest Communications satisfies the demands of a growing community in a technologically driven era. Whether its home or business communications, connecting across town or around the world, SureWest is the reliable, trusted source of real-world solutions.

SureWest Communications is parent to California's third-largest independent local exchange carrier, Roseville Telephone Company. Founded in 1914, Roseville Telephone serves in excess of 133,000 access lines in its 83-square mile territory, channeled through more miles of fiber optics than any other local exchange carrier in the nation. In addition, the SureWest Communications family includes: Wireless, Broadband, Internet, Directories and Long Distance.

In 1995, a holding company structure was implemented to facilitate the diversification of the company's products and services under the name Roseville Communications Company. In May 2001, the company changed its name to SureWest Communications, after the approval of the company's shareholders, to demonstrate the increasing focus on emerging businesses and technologies, such as PCS wireless and broadband services, and an extension of those services to a larger community of customers.

                                     -more-

SureWest Communications

SureWest Communications and its family of companies including Roseville Telephone Company, SureWest Wireless, SureWest Broadband, SureWest Internet, SureWest Directories, and QuikNet, Inc., create value for customers and shareholders through an integrated network of highly reliable advanced communications products and services with unsurpassed customer care. The company's principal operating subsidiary, Roseville Telephone Company, is California's third largest telecommunications company, and has provided telecommunications services for 86 years as the Incumbent Local Exchange Carrier
(ILEC) to the communities of Roseville, Citrus Heights, Granite Bay, Antelope and parts of Rocklin. The company, through its Competitive Local Exchange Carrier (CLEC) and subsidiaries, is licensed to provide fiber optics, 39 GHz wireless, PCS wireless, DSL, high-speed Internet access and data transport. For more information, visit the SureWest web site at www.surewest.com.

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the PCS, Internet and CLEC operating entities.

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